Exhibit 10.59

PROMISSORY NOTE

$231,478.39	February 27, 2019

RECITALS

WHEREAS Immune Therapeutics, Inc (the “COMPANY” entered into an agreement with the Phoenix Group (“TPG”) on November 21, 2016.

WHEREAS TPG has accrued monthly payments of $37,000 (thirty-seven thousand dollars) for the services of Mr. Rudy Williams and Dr. Vincent Ahonkhai for the months of January 2018 through June of 2018 totaling $222,000 (two-hundred twenty-two thousand dollars).

WHEREAS TPG has also incurred expenses totaling $9478.39 (nine-thousand four-hundred seventy-eight dollars and thirty-nine cents), with a total owed amount $231,478.39 (Two-hundred thirty-one thousand four-hundred seventy-eight dollars and thirty-nine cents) “VALUE OWED”.

WHEREAS, TPG has requested that the Company provide TPG with a Promissory Note for the VALUE OWED bearing interest at a fixed rate as more particularly described in this Agreement; and

WHEREAS, the Company has agreed to provide TPG with a Promissory Note, subject to the terms and conditions set forth herein (as defined below).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: for VALUE OWED, the undersigned, Immune Therapeutics , Inc., a Florida corporation (referred to herein as the “Company” or the “Company”), with offices at 2431 Aloma Ave, Suite 124 Winter Park, FL 32792 , hereby unconditionally promises to pay to the order of TPG, its endorsees, successors and assigns, in lawful money of the United States, at such address as TPG may from time to time designate, the principal sum of Two-hundred Thirty-one thousand four-hundred seventy-eight dollars and thirty- nine cents ($231,478.39). This Promissory Note (the “Note”) shall mature and become due and payable in full on February 27, 2020 (the “Maturity Date”).

1. Terms of Repayment. Principal of and interest on this Note shall be paid by the Company as follows:

(a) On the Maturity Date, Company shall pay all principal and interest. Interest shall accrue at a rate of Six Percent (6%) per annum (the “Interest”).

(b) The Company further agrees that, if any payment made by the Company or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter pledged as security for this Note is required to be returned by TPG to the Company, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Company’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereunder securing the Company’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Company in respect to the amount of such payment (or any lien, security interest or other collateral securing such obligation).

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2. Liability of the Company. The Company is unconditionally, and without regard to the liability of any other person, liable for the payment and performance of this Note and such liability shall not be affected by an extension of time, renewal, waiver, or modification of this Note or the release, substitution. Each person signing this Note consents to any and all extensions of time, renewals, waivers, or modifications, as well as to release, substitution, or addition of guarantors or collateral security, without affecting the Company’s liabilities hereunder. TPG is entitled to the benefits of any collateral agreement, guarantee, security agreement, assignment, or any other documents which may be related to or are applicable to the debt evidenced by this Note, all of which are collectively referred to as “Loan Documents” as they now exist, may exist in the future, have existed, and as they may be amended, modified, renewed, or substituted.

3. Representations and Warranties. The Company represents and warrants as follows: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (ii) the execution, delivery and performance by the Company of this Note are within the Company’s powers, have been duly authorized by all necessary action, and do not contravene (A) the Company’s certificate of incorporation or (B) bylaws or (x) any law or (y) any agreement or document binding on or affecting the Company, not otherwise disclosed to the TPG prior to execution of this Note, (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Company of this Note; (iv) this Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity; (v) the Company has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi) the Company is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vii) there is no pending or, to the Company’s knowledge, information or belief, threatened action or proceeding affecting the Company before any governmental agency or arbitrator which challenges or relates to this Note or which may otherwise have a material adverse effect on the Company; (viii) the Company is not in violation or default of any provision of (A) its certificate of incorporation or by-laws, each as currently in effect, or (B) any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject not otherwise disclosed to the TPG prior to the execution of this Note, and (ix) this Note is validly issued, free of any taxes, liens, and encumbrances related to the issuance hereof and is not subject to preemptive right or other similar right of members of the Company.

4. Covenants. So long as any principal or interest is due hereunder and shall remain unpaid, the Company will, unless the TPG shall otherwise consent in writing:

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(a) Maintain and preserve its existence, rights and privileges;

(b) Not directly or indirectly sell, lease or otherwise dispose of (A) any of its property or assets other than in its ordinary course of business or (B) substantially all of its properties and assets, in the aggregate, to any person(s) or company, whether in one transaction or in a series of transactions over any period of time, or adopt any plan or arrangement for the dissolution or liquidation of the Company;

(c) Not use the proceeds from the issuance of this Note in any way for any purpose that entails a violation of, or is inconsistent with, Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.

(d) Comply in all material respects with all applicable laws (whether federal, state or local and whether statutory. administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial);

(e) Not (i) make any advance or loan to any person, firm or corporation, except for reasonable travel or business expenses advanced to the Company’s employees or independent contractors in the ordinary course of business, or (ii) acquire all or substantially all of the assets of another entity;

(f) Not prepay any indebtedness, except for trade payables incurred in the ordinary course of the Company’s business;

(g) Maintain disclosure of Current Public Information as that term is defined in Rule 144(c) of the Securities Act, including proper disclosure of this Note as required in its next quarter or annual filing; and

(h) Not take any action which would impair the rights and privileges of this Note set forth herein or the rights and privileges of the holder of this Note.

5. Events of Default. Each and any of the following shall constitute a default and, after expiration of a grace period which shall be Thirty (30) calendar days, shall constitute an “Event of Default” hereunder:

(a) Non-payment of the Note pursuant to Section 1(a) will constitute an Event of Default.

(b) any other failure of the Company to observe or perform any present or future agreement of any nature whatsoever with TPG, including, without limitation, any covenant set forth in this Note;

(c) if Company shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Company shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of Sixty (60) days; or (iv) the Company shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth; or (v) the Company shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

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(d) any representation or warranty made by the Company or any other person or entity under this Note or under any other

Loan Documents shall prove to have been incorrect in any material respect when made;

(e) the sale of all or substantially all of the assets, or change in ownership or the dissolution, liquidation, consolidation, or reorganization of Company without the TPG’s prior written notice;

(f) if Company shall fail to maintain disclosure of Current Public Information as that term is defined in Rule 144(c) of the Securities Act of 1933;

(g) the Company’s shares of Common Stock are suspended from trading or delisted from trading on the Over the Counter Market on which it is currently listed;

(h) if the Company fails to disclose the existence of this Note in its next quarter or annual filing;

(i) in the event that the Company proposes to replace or replaces its transfer agent and the Company fails to provide, prior to the effective date of such replacement, a fully executed Transfer Agent Instructions in a form as initially delivered pursuant to the terms of this Note (including but not limited to the provision to reserve shares of Common Stock) signed by the successor transfer agent to Company and the Company.

6. TPG’s Rights Upon Default. Upon the occurrence of any Event of Default, the TPG may, at its sole and exclusive option, do any or all of the following, either concurrently or separately:

(a) accelerate the maturity of this Note and demand immediate payment in full, whereupon the outstanding principal amount of the Note and all obligations of Company to TPG, together with accrued interest thereon and accrued charges and costs, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and (b) exercise all legally available rights and privileges.

7. Usury. In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Company’s obligation to repay the principal of and interest on the Note. This confirms that the Company and, by its acceptance of this Note, the TPG intend to contract in strict compliance with applicable usury laws from time to time in effect. Accordingly, the Company and the TPG stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

8.  Prepayment. The Company may prepay the Note including accrued but unpaid Interest at any time.

9.  Costs of Enforcement. Company hereby covenants and agrees to indemnify, defend and hold TPG harmless from and against all costs and expenses, including reasonable attorneys’ fees and their costs, together with interest thereon at the Prime Rate, incurred by TPG in enforcing its rights under this Note; or if TPG is made a party as a defendant in any action or proceeding arising out of or in connection with its status as a TPG, or if TPG is requested to respond to any subpoena or other legal process issued in connection with this Note; or reasonable disbursements arising out of any costs and expenses, including reasonable attorneys’ fees and their costs incurred in any bankruptcy case; or for any legal or appraisal reviews, advice or counsel performed for TPG following a request by Company for waiver, modification or amendment of this Note or any of the other Loan Documents.

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10. Governing Law. This Note shall be binding upon and inure to the benefit of the Company and the TPG and their respective successors and assigns; provided that the Company may not assign this Note, in whole or in part, by operation of law or otherwise, without the prior written consent of the TPG. The TPG may assign or otherwise participate out all or part of, or any interest in, its rights and benefits hereunder and to the extent of such assignment or participation such assignee shall have the same rights and benefits against the Company as it would have had if it were the TPG. This Note, and any claims arising out of relating to this Note, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws.

11. Jurisdiction. THE COMPANY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF FLORIDA OR IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA. THE COMPANY, BY THE EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE COMPANY AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED IN THIS NOTE. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS OR ANY SIMILAR BASIS.

12. Miscellaneous. (a) Company hereby waives protest, notice of protest, presentment, dishonor, and demand. (b) Time is of the essence for each of Company’s covenants under this Note. (c) The rights and privileges of TPG under this Note shall inure to the benefit of its successors and assigns. All obligations of Company in connection with this Note shall bind Company’s successors and assigns, and TPG’s rights shares of the Company shall succeed to any successor securities to Company’s common stock. (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. (e) The waiver of any Event of Default or the failure of TPG to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or TPG’s right to exercise that or any other right or remedy to which TPG is entitled. No delay or omission by TPG in exercising, or failure by TPG to exercise on anyone or more occasions, shall be construed as a waiver or novation of this Note or prevent the subsequent exercise of any or all such rights. (f) This Note may not be waived, changed, modified, or discharged orally, but only in writing.

13. Notice, Etc. Any notice required by the provisions of this Note will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) Five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) One (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

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If to Company

Immune Therapeutics Inc
2431 Aloma Ave, Suite 124
Winter Park, FL 32792

If to the TPG:

The Phoenix Group
9332 Annapolis Road, Suite 211
Lanham, MD 20706

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

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IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first set forth above.

THE COMPANY
Immune Therapeutics, Inc.

By:

Name:	Noreen Griffin Title:
CEO

TPG
The Phoenix Group

By:	Rudy J. Williams

Name:	Rudy J Williams
Title:	Prseident

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